Exhibit 10.1

Xin Shui Hu

Shares Purchase Agreement

Gui Zhou Grand Smooth Technology Ltd. (hereafter referred as “Party A”) will purchase 100% Stock of Zhe Jiang Xin Shui Hu Digital Information, Ltd. (hereafter referred as “Party B”), the parties hereby agree to enter the following terms for both parties to abide by (hereafter referred as “Contract”):

1	Content
	i.	Party A shall purchase 100% Stock of Zhe Jiang Xin Shui Hu Digital Information, Ltd. Corporation for 1.5 million shares of Nocera, Inc. Common Stock and 1 million shares of Class C Warrants.

2	Payment
	i.	Upon signing the contract, Party A shall issue 1.5 million shares of Nocera, Inc. Common Stock and 1 million shares of Class C Warrants. to Party B shareholders.

3	Term
	i.	The contract term shall take effect from the date of signing.

4	Others
	i.	If there is anything not mentioned herein, both parties agree to deal with it in accordance with the relevant provisions of the civil law and the Company law of China.

	ii.	This contract is made in duplicate, with each party holding one copy for evidence.

Party A	Party B

Cheng Yin Chieh /s/ Cheng Yin Chieh	Liang Fu Jun /s/ Liang Fu Jun
Name: Gui Zhou Grand Smooth Technology Ltd.	Name: Zhe Jiang Xin Shui Hu Digital Information, Ltd.

Date: June 1, 2023	Date: June 1, 2023

Address: 3F., No. 185, Sec. 1, Datong Rn.,	Address: No. 17-6 Floor 2
Xizhi Dist., New Taipei City 221 , Taiwan (R.O.C.)	Suite #2106 Baiyang Street No 4 Street
Qiantang Dist. Hang Zhou City, Zhejiang, China